ORIGINAL

AMENDMENT NO. 3

TO

SPONSORED RESEARCH COLLABORATION AGREEMENT

This Amendment No. 3 to Sponsored Research Collaboration Agreement ("Amendment No. 3") is entered into and effective as of April 25, 2011, by and between **University Health Network**, an Ontario corporation incorporated under the Toronto Hospital Act 1997, having a principal research office at 610 University Avenue, Suite 7-504, Toronto, Ontario, Canada MSG 2M9 ("UHN"), and **VistaGen Therapeutics, Inc.**, a California corporation having its principal address at 384 Oyster Point Blvd., Suite 8, South San Francisco, California 94080 ("VistaGen").

RECITALS

WHEREAS, VistaGen and UHN entered into that certain Sponsored Research Collaboration Agreement, dated September 18, 2007 (as amended, the "Agreement"), pursuant to which VistaGen is funding a stem cell research and development project ("Project One") and had the option to fund two additional research and development projects (the "Options") involving embryonic stem cell technologies, with each such research project principally performed or to be principally performed by or under the direction of Gordon Keller, Ph.D. ("Dr. Keller"), Director of the McEwen Center for Regenerative Medicine (the "McEwen Centre"), a stem cell research center within UHN;

WHEREAS, pursuant to Amendment No. 1 to the Agreement ("Amendment No. 1"), VistaGen and UHN extended the term of the Agreement and the time during which VistaGen was permitted to exercise the Options such that (i) the term of the Agreement was extended to September 18, 2012 (five (5) years from the Effective Date (as defined in the Agreement)), provided however, that with respect to each Option, the term of the Agreement was extended three (3) years from the date of exercise of such Option by VistaGen to December 31, 2010;

WHEREAS, pursuant to Amendment No. 2 to the Agreement ("Amendment No. 2"), VistaGen and UHN (A) expanded the Agreement to cover pluripotent stem cell technologies, including the use of embryonic stem cells ("ES Cells") and induced pluripotent stem cells ("iPS Cells") cells, as well as cells derived from ES Cells and iPS Cells, (B) further extended the term of the Agreement and the time during which VistaGen may exercise the Options such that (i) the term of the Agreement was extended to September 18, 2017 (ten (10) years from the Effective Date), provided however, that with respect to each Option, the term of the Agreement was extended to seven (7) years from the date of exercise of such Option by VistaGen and (ii) VistaGen has until December 31, 2011 to exercise the Options, and (C) expanded the Agreement to include an additional option to fund research projects other than Project One and the Options and provide greater discretion and flexibility for VistaGen, UHN and Dr. Keller to direct and redirect funding under the Agreement among a wider range of research projects involving scientists at the McEwen Centre beyond the then predictable scope of Project One and the two additional research projects covered by the Options;

WHEREAS, VistaGen and UHN now desire to enter into this Amendment No. 3 to (A) further expand the scope of Project One and the Options to include therapeutic and cell therapy applications of iPS Cells and cells derived from iPS Cells, (B) as contemplated by Section 3.2 of the Agreement, create two additional options to fund research and development with respect to two Future Research Projects (as defined in the Agreement), each relating to therapeutic applications of iPS Cells and certain cells derived from iPS Cells as set forth in Exhibit B-4 of the Agreement (the "Future Project Options"), (C) extend the date that VistaGen shall have to exercise the Options and the Future Research Project Options until April 30, 2012 (the "Option Date") and (D) set forth on Exhibit D attached hereto a schedule of monthly sponsored research payments to be made by VistaGen to UHN pursuant to the Agreement, which payments shall be applied to research projects, the specific scope of and budgets for which shall be determined by VistaGen, UHN and Dr. Keller from time-to-time during the term of the Agreement, including, without limitation, the Core Research Projects (as described below);

WHEREAS, in consideration for this Amendment No. 3, VistaGen and UHN believe it is advisable and consistent with the long term mutual strategic interests of the parties and the McEwen Centre for VistaGen to issue to UHN, for the benefit of the McEwen Centre, One Hundred Thousand (100,000) shares of VistaGen Common Stock ("Shares"), which Shares have a current estimated fair market value of One Hundred Seventy-Five Thousand Dollars ($175,000); and

WHEREAS, Section 8.7 of the Agreement provides that the Agreement may be amended only with the written consent of VistaGen and UHN.

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, VistaGen and UHN hereby agree to amend the Agreement as follows:

AMENDMENT

1. Definitions. Except as otherwise provided herein, capitalized terms used in this Amendment shall have the definitions set forth in the Agreement.

2. Option Fee. As consideration for this Amendment No. 3 and its rights and privileges under the Agreement, VistaGen hereby agrees to issue to UHN, exclusively for the benefit of the McEwen Centre, a total of one hundred thousand (100,000) shares of VistaGen Common Stock (the "Shares"). The parties hereby acknowledge that the current fair market value of the Shares is One Hundred Seventy-Five Thousand Dollars ($175,000). In connection with the issuance of the Shares, UHN hereby agrees to execute and deliver such additional documents as shall be reasonably requested by VistaGen's legal counsel for the issuance of the Shares to be effected in compliance with applicable United States and Canadian securities laws and regulations (the "Securities Documents"). UHN hereby acknowledges that one or more of the Securities Documents will include provisions (i) relating to, among other things, reasonable limitations on UHN's ability to resell the Shares and (ii) acknowledging that proceeds from all such resales shall be used to fund research activities at the McEwen Centre under the direction of Dr. Keller.

3. Amendment. Section 3 of the Agreement shall be deleted in its entirety and amended to read in its entirety as follows:

"3. Option for Research Project Two, Research Project Three, Research Project Four, Research Project Five and Future Research Projects

3.1 Option for Research Project Two, Research Project Three, Research Project Four and Research Project Five.

Attached hereto as Exhibit B-2 , Exhibit B-3 Exhibit B-4 and Exhibit B-5 is a summary of four (4) additional Research Projects which the Parties would ultimately like to perform, pursuant to additional funding from VistaGen. For a period of time ending on April 30, 2012, VistaGen shall have the exclusive option to elect to have UHN undertake and commence performance of the Research Work for Research Project Two, Research Project Three, Research Project Four and/or Research Project Five. Upon receipt by UHN and Principal Investigator of (i) the written election by VistaGen to commence any such Research Work and (ii) a project budget for such Research Work, which project budget shall be mutually agreed to by VistaGen and Dr. Keller, UHN, Dr. Keller and the Project Scientists mutually selected by Dr. Keller and VistaGen's Chief Scientific Officer shall commence to perform said Research Work. Upon UHN receiving said written election and project budget, all of the terms set forth in this Agreement shall be applicable to the Research Project identified in said written election. Research Project One, Research Project Two, Research Project Three, Research Project Four and Research Project Five are referred to collectively as the "Core Research Projects".

3.2 Option for Future Research Projects

VistaGen, UHN and Dr. Keller acknowledge their mutual interest in developing a process to enable VistaGen and Dr. Keller to review, and to enable VistaGen to consider funding, a wide range of future research projects, other than the Core Research Projects, involving Dr. Keller and/or other McEwen Centre scientists (each such project a "Future Research Project"), including, but not limited to, the potential future projects described in Exhibit B-6 attached hereto. During the term of this Agreement, VistaGen and Dr. Keller shall discuss regularly, but no less frequently than monthly, potential

sponsored research opportunities arising from time-to-time and involving Dr. Keller and/or other McEwen Centre scientists, each of which sponsored research opportunities could become a Future Research Project. If (i) VistaGen and Dr. Keller are mutually interested in pursuing a Future Research Project, (ii) the Parties (which in respect of UHN includes Dr. Keller) agree on the nature, scope and budget for the funding of any such Future Research Project, and (iii) VistaGen agrees to fund such Future Research Project and expresses said commitment in writing to UHN, then, upon UHN's receipt of such written expression of interest and commitment from VistaGen, all of the terms set forth in this Agreement shall be applicable to each such Future Research Project."

5. Sponsored Research Payment Schedule. Attached hereto as Exhibit D is a schedule of sponsored research payments (the "VistaGen Payment Schedule") to be made by VistaGen to UHN under the Agreement during the twenty-four (24) month period beginning June 1, 2011 and ending May 31, 2013. The parties hereby agree to use reasonable efforts to meet, by teleconference and/or in person, in May 2011 to discuss and determine the specific application and allocation of the sponsored research funds paid and payable by VistaGen from time-to-time in accordance with the VistaGen Payment Schedule. The parties acknowledge and agree that such sponsored research funds shall be used solely for research and development activities for the benefit of VistaGen pursuant to the Agreement and under the direction of Dr. Keller, unless VistaGen shall agree otherwise in writing.

6. Amendment. Exhibit B-1, Exhibit B-2, Exhibit B-3 and Exhibit B-4 to the Agreement shall be deleted in their entirety and amended to read in their entirety as Exhibit B-1, Exhibit B-2, Exhibit B-3 and Exhibit B-4 attached to this Amendment No. 3. Exhibit B-5 and Exhibit B-6 and Exhibit D attached to this Amendment No. 3 shall be added as Exhibit B-5, Exhibit B-6 and Exhibit D to the Agreement.

7. Terms of Agreement. Except as expressly modified hereby, all terms, conditions and provisions of the Agreement shall continue in full force and effect.

8. Conflicting Terms. In the event of any inconsistency or conflict between the Agreement and this Amendment, the terms, conditions and provisions of this Amendment shall govern and control.

9. Entire Agreement. The Agreement, as amended by Amendment No. 1, Amendment No. 2 and this Amendment No. 3 (collectively, the "Amendments"), constitute the entire and exclusive agreement between the parties with respect to the subject matter hereof. All previous discussions and agreements with respect to this subject matter are superseded by the Agreement, as amended by the Amendments. This Amendment may be executed in one or more counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Amendment No. 3 as of the date first above written.

UNIVERSITY HEALTH NETWORK

By: ______________________________

Name: **Christopher J. Paige, PhD**
Vice President, Research
University Health Network

Its: ______________________________

VISTAGEN THERAPEUTICS, INC.

By: ______________________________
Shawn K. Singh, J.D.
Chief Executive Officer

EXHIBIT B-1

RESEARCH PROJECT ONE

1. Development of Drug Discovery and Screening Approaches with Pluripotent Stem Cell -derived Cardiomyocytes.

The overall goal of these studies is to establish improved methods for the production of mature of human pluripotent stem cell (hPSC)-derived cardiomyocytes suitable for use in cell therapy, drug discovery, drug screening, drug toxicology assessment and drug rescue. This project builds on recent advancements from Dr. Keller's lab relating to new methods for the efficient and reproducible generation of cardiomyocytes from hPSC. The project will focus on addressing the following: 1) characterization of the functional and maturational status of the hPSC-derived cardiomyocytes in vitro; 2) development of methods for the large scale production of hPSC-derived cardiomyocytes suitable for use in cell therapy, drug discovery, drug screening and drug rescue; 3) provide cells and methods for the study of response of cardiomyocytes to select known drugs and compounds that effect their biology and functional activity; 4) provide cells and methods for the use and validation of cardiomyocytes as predictive toxicology screening assays; and 5) preclinical research and development of iPS Cell-derived cardiomyocytes for potential cell therapy applications.

2. Project Budget:

To be determined

EXHIBIT B-2

RESEARCH PROJECT TWO

1. Human Pluripotent Stem Cell-derived Hepatocytes. The overall goal of these studies is to establish improved methods for the production of mature of human pluripotent stem cell (hPSC)-derived hepatocytes suitable for use in cell therapy, drug discovery, drug screening, drug toxicology assessment, and drug rescue. This project builds on recent advancements from Dr. Keller's lab relating to improved methods for the efficient and reproducible generation of endodermal cells from hPSC. The project will focus on addressing the following: 1) characterization of the functional and maturational status of the hPSC-derived hepatocytes in vitro; 2) development of methods to produce mature hPSC-derived hepatocytes expressing mature adult levels of functional P450 enzymes for drug metabolism studies; 3) development of methods for the large scale production of hPSC-derived hepatocytes suitable for cell therapy, drug metabolism and toxicity screening; and 3) preclinical development of iPS Cell-derived hepatocytes for potential cell therapy applications.

2. Project Budget:

To be determined

EXHIBIT B-3

RESEARCH PROJECT THREE

1. Human Pluripotent Stem Cell-derived Beta-islet Cells. The overall goal of these studies is to establish improved methods for the production of mature of human pluripotent stem cell (hPSC)-derived β-islet cells suitable for use in cell therapy, drug discovery, drug screening, and drug rescue. This project builds on recent advancements from Dr. Keller's lab relating to improved methods for the efficient and reproducible generation of endodermal cells from hPSC. The project will focus on addressing the following: 1) characterization of the functional and maturational status of the hPSC-derived β-islet cells in vitro; 2) development of methods to produce mature glucose-responsive hPSC-derived β-islet cells expressing adult levels of insulin; 3) development of methods for the large scale production of hPSC-derived β-islet cells potentially suitable for in vivo transplantation studies; and 4) preclinical development of iPS Cell-derived β-islet cells for potential cell therapy applications.

2. Project Budget:

To be determined

EXHIBIT B-4

RESEARCH PROJECT FOUR

1. Human iPS Cell-derived Chondrocytes. The overall goal of these studies is to establish preclinical proof of concept regarding the use of iPS Cell-derived articular chondrocytes for cell therapy applications, namely autologous cartilage repair and regeneration. This project builds on recent advancements from Dr. Keller's lab relating to differentiation conditions that produce chondrocytic precursors in murine pluripotent stem cells. The project will focus on addressing the following: 1) determination of whether newly identified murine ES Cell-derived cells are growth plate or articular chondrocyte precursors (i.e., do they produce bone or cartilage in *in vivo* animal studies); 2) development of culture conditions that support the differentiation and expansion of similar articular chondrocyte precursors from human iPS Cells; and 3) validation of the functional properties of the human iPS Cell-derived articular chondrocyte precursors in *in vivo* animal models.

2. Project Budget:

To be determined

EXHIBIT B-5

RESEARCH PROJECT FIVE

1. Human iPS Cell-derived Hematopoietic Stem Cells. The overall goal of these studies is to establish preclinical proof of concept relating to the ability of certain novel iPS Cell-derived precursors to produce white cells, red cells and platelets of the blood. This project builds on recent advancements from Dr. Keller's lab relating to novel differentiation of a "2nd wave" of blood precursor. The project will focus on addressing the following: 1) evaluation of the ability of newly identified murine ES Cell-derived "2nd wave" hematopoietic precursor to survive in the bone marrow and produce multiple types of blood cells for extended periods in animal models; 2) identification of culture conditions for producing the equivalent "2nd wave" hematopoietic precursor from human iPS Cells; and 3) validation of the ability of this precursor to repopulate the bone marrow, and most if not all of the blood cells, in immunocompromised mice in long-term repopulation assays.

2. Project Budget:

To be determined

EXHIBIT B-6

FUTURE RESEARCH PROJECTS

During the term of this Agreement, VistaGen and Dr. Keller shall consult regularly (at least once per month) about potential research projects, including, but not limited to, one or more of the following projects, each of which shall be considered a Future Research Project as set forth in Section 3.2 of the Agreement:

- Generation and development of iPS Cells for cell therapy, predictive toxicology screening, drug rescue and drug discovery applications;
- hPSC-derived gut endocrine cells suitable for potential uses in diabetes drug discovery and development, and iPS Cell-derived gut endocrine cells for cell therapy;
- hPSC-derived osteoblast cells suitable for potential uses in osteoporosis drug discovery and development, and iPS Cell-derived osteoblast cells for cell therapy; and
- hPSC-derived skin cells suitable for potential uses in cosmaceutical screening, drug discovery and development, and iPS Cell-derived skin cells for cell therapy.

EXHIBIT D

SPONSORED RESEARCH PAYMENT SCHEDULE

Date	VistaGen Payments		
	2011	2012	2013
January 1		$50,000	$50,000
February 1		$50,000	$50,000
March 1		$50,000	$50,000
April 1		$50,000	$50,000
May 1		$50,000	$50,000
June 1	$50,000	$50,000	
July 1	$50,000	$50,000	
August 1	$50,000	$50,000	
September 1	$50,000	$50,000	
October 1	$50,000	$50,000	
November 1	$50,000	$50,000	
December 1	$50,000	$50,000	